UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 -    Entry into a Material Definitive Agreement

On November 12, 2014, we amended our Third Amended and Restated Credit Agreement dated as of April 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) to increase the Borrowing Base from $415 million to $600 million and to increase the Aggregate Commitments from $415 million to $500 million.
This description of the Amendment is only a summary of, and is qualified in its entirety by reference to, the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 -     Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	November 14, 2014	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and Chief
Operating Officer

Date:	November 14, 2014	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement